Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Anpath Group, Inc. (the “Company”), each certify that, to his knowledge on the date of this certification:

1.              The quarterly report of the Company for the period ended June 30, 2008 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.              The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ J. Lloyd Breedlove
J. Lloyd Breedlove
Chief Executive Officer (Principal Executive Officer)
August 13, 2008

/s/ Stephen Hoelscher
Stephen Hoelscher
Chief Financial Officer (Principal Financial Officer)
August 13, 2008

This certification will not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This certification will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.